Exhibit 10.1
[Execution]
AMENDMENT NO. 3 TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 28, 2014 (this “Amendment No. 3”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Farmer Bros. Co., a Delaware corporation (“Farmer”) and Coffee Bean International, Inc., an Oregon corporation (“CBI” and together with Farmer, each individually a “Borrower” and collectively, “Borrowers”), Coffee Bean Holding Co., Inc., a Delaware corporation (“Coffee Holding”), FBC Finance Company, a California corporation (“Finance” and together with Coffee Holding, each individually a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H :
WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated September 12, 2011, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 9, 2012 and Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated March 18, 2013 (as from time to time amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);
WHEREAS, Borrowers and Guarantors desire to amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein; and
WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.
(a)    Additional Definition. As used herein or in the Loan Agreement or any of the other Financing Agreements, the term “Amendment No. 3” shall mean Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of February 28, 2014 by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.
(b)    Applicable Margin. The definition of “Applicable Margin” set forth in Section 1.8 of the Loan Agreement is hereby amended by deleting such term in its entirety and replacing it with the following:
“ Applicable Margin” shall mean, with respect to Prime Rate Loans and Eurodollar Rate Loans, subject to the provisions below, the applicable percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding calendar month is at or within the amounts indicated for such percentage as of the last day of the immediately preceding calendar month:

Tier	Monthly Average Excess Availability	Applicable Margin with respect to
		Eurodollar Rate Loans	Prime Rate Loans
1	Greater than $30,000,000	1.75%	0.00%
2	Less than or equal to $30,000,000 and greater than $17,500,000	2.00%	0.25%
3	Less than or equal to $17,500,000	2.25%	0.50%

provided, that, (i) the Applicable Margin shall be calculated and established once each calendar month (commencing with the month beginning March 1, 2014) based on the Monthly Average Excess Availability and shall remain in effect until adjusted thereafter after the end of the next calendar month, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each such calendar month based on the Monthly Average Excess Availability for the immediately preceding calendar month, and (iii) in the event that Borrowers fail to provide any Borrowing Base Certificate or other information with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate or other information was otherwise required, at Agent’s option, the Applicable Margin shall be based on the highest rate above until the next Business Day after the Borrowing Base Certificate or other information is provided for the applicable period at which time the Applicable Margin shall be adjusted as otherwise provided herein. In the event that at any time after the end of any calendar month the Monthly Average Excess Availability for such calendar month used for the determination of the Applicable Margin was greater than the actual amount of the Monthly Average Excess Availability for such calendar month as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Excess Availability, the Applicable Margin for such prior period shall be adjusted to the applicable percentage based on such actual Monthly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent. The foregoing shall not be construed to limit the rights of Agent with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.”
(c)    Interpretation. For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 3.
2.    Collateral Reporting. Section 7.1(a)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
“(i)    as soon as possible after the end of month (but in any event within ten (10) days after the end thereof), or in the event that at any time Excess Availability is less than $15,000,000, on a weekly basis, or more frequently as Agent may request if an Event of Default shall exist or have occurred and is continuing: (A) schedules of sales made, credits issued and cash received, (B) perpetual inventory reports, (C) report of quantity of green coffee included in Inventory, and (D) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding month (or one-week period, as applicable), duly completed and executed by the chief financial officer, vice president of finance, treasurer or controller of Borrowers, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed;”
3.    Access to Premises. Section 7.7(a) of the Loan Agreement is hereby amended by (a) deleting the phrase “From time to time as requested by Agent,” from the beginning thereof and substituting “From time to time as requested by Agent (subject to the limitation in the second sentence in this Section 7.7(a)),” therefor, and (b) deleting the second sentence of Section 7.7(a) in its entirety and substituting the following therefor:
“Agent may conduct up to one (1) field examination with respect to the Collateral in each twelve (12) consecutive month period after the date of Amendment No. 3 at the expense of Borrowers, an additional field examination in such twelve (12) month period if Excess Availability in such period is at any time less than $15,000,000, and such other field examinations as Agent may reasonably require at its expense and at any time upon the occurrence and during the continuance of an Event of Default at the expense of Borrowers.”
4.    Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) to Borrower:
(a)    no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 3;
(b)    this Amendment No. 3 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 3, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;
(c)    the execution, delivery and performance of each Amendment Document (i) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;
(d)    the resolutions of the Board of Directors or Managers of each Borrower and Guarantor delivered to Agent by such Borrower or Guarantor on the date of the effectiveness of the Loan Agreement have not been revoked and are in full force and effect; and
(e)    all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
5.    Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)    Agent shall have received counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrowers, Guarantors and each Lender;
(b)    Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 3, which Borrowers and Guarantors are required to obtain from any other third party, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and
(c)    No Default or Event of Default shall exist or have occurred and be continuing.
6.    Effect of Amendment No. 3. Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3. To the extent of conflict between the terms of this Amendment No. 3 and the other Financing Agreements, the terms of this Amendment No. 3 shall control. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement.
7.    Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.
8.    Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 3 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 3 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
9.    Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.    Waiver, Modification, Etc. No provision or term of this Amendment No. 3 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
11.    Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.
12.    Entire Agreement. This Amendment No. 3 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
13.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.
14.    Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 3, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 3.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender By: /s/ Sylvia Tran Name: Sylvia Tran Title: Assistant Vice President	FARMER BROS. CO. By: /s/ Mark J. Nelson Name: Mark J. Nelson Title: Treasurer and CFO
COFFEE BEAN INTERNATIONAL, INC. By: /s/ Mark J. Nelson Name: Mark J. Nelson Title: CFO
COFFEE BEAN HOLDING CO., INC. By: /s/ Mark J. Nelson Name: Mark J. Nelson Title: Treasurer and CFO

FBC FINANCE COMPANY By: /s/ Mark J. Nelson Name: Mark J. Nelson Title: Treasurer

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JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Jeannette M. Behm Name: Jeannette M. Behm Title: Authorized Officer